Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2008 Results;

Announces Further Cost Reduction Actions

NORTH READING, Mass.—(BUSINESS WIRE)—Teradyne, Inc (NYSE: TER) reported sales of $195 million for the fourth quarter of 2008. On a non-GAAP basis, the company’s loss from continuing operations in the fourth quarter was $32.5 million, or $0.19 per diluted share, which excludes amortization of acquired intangible assets and special items. These results include $2.5 million of sales and $0.03 loss per diluted share as a result of the acquisition of Eagle Test Systems, Inc. (Eagle Test), which was completed on November 14, 2008. The preliminary GAAP loss from continuing operations for the fourth quarter was $55.3 million, or $0.33 per diluted share.

Bookings for the fourth quarter were $169 million, and included a full quarter of Eagle Test bookings of $8 million.

For fiscal year 2008, sales were $1.1 billion. Income from continuing operations for the year was $32.4 million, or $0.19 per diluted share on a non-GAAP basis. The preliminary GAAP loss from continuing operations was $65.3 million, or $0.38 per diluted share. Bookings for the year were $996 million.

Guidance for the first quarter of 2009 is for sales of $125 million to $145 million, with a loss per share between $0.38 and $0.31 on a non-GAAP basis. Non-GAAP guidance excludes special items, as well as acquired intangible asset amortization.

Teradyne also announced that in the first quarter it will be reducing its worldwide staff by about 14% and implementing a 10% broad-based temporary pay cut. These actions, along with other cost reductions, will reduce the company’s expenses by approximately $140 million on an annualized basis.

“In 2008, we brought a record number of new products to market, gained market share for the third year in a row and significantly reduced our operating costs,” said Mike Bradley, Teradyne president and CEO. “But worldwide economic conditions require that we reduce our fixed costs even further. We remain focused on our new product development and customer support priorities as we navigate through these very challenging times.

“Strategically, our market coverage has never been greater,” Bradley added. “We remain on schedule to compete in the High-Speed Memory (HSM) test market in 2009 with a highly differentiated offering in next-generation DRAM products. We entered FLASH memory with our Nextest Systems acquisition in early 2008, and their new Magnum II product met its customer penetration and share gain targets with new applications in MultiChip Package testing. Our most recent acquisition Eagle Test, while facing tough market headwinds, provides us with a very strong analog System-On-a-Chip (SOC) platform. Couple this with our distribution and support muscle in Asia, and we’re well positioned to accelerate Eagle Test’s growth. In summary, our market expansion plans are on schedule, costs are being lowered significantly and we expect to continue our multi-year track record of gaining share in our core businesses.”

Potential Goodwill and Long-Lived Asset Impairment

Due to the deteriorating macro-economic environment and the decline in the price of the Teradyne’s common stock, Teradyne is performing a goodwill and long-lived asset impairment analysis as required under Statement of Financial Accounting Standards, No. 144 “Accounting for the Impairment of or Disposal of Long-Lived Assets” and No. 142 “Goodwill and Other Intangible Assets”. Teradyne currently anticipates having the analysis completed in mid to late February. It is probable that Teradyne’s goodwill or long-lived assets will be determined to be impaired in whole or in part and that a non-cash charge will be required, which could be material and would increase our reported preliminary GAAP net loss and loss per share for the fourth quarter and for 2008. The non-cash charge would not impact the non-GAAP financial results presented in this press release.

Webcast

A webcast to discuss fourth quarter and fiscal year 2008 results, along with management’s business outlook will be held at 10 a.m. EST, Thursday, January 29, 2009. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. The webcast replay will be available on www.teradyne.com. In addition, a conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 80439246. The replay will be available via phone and web site through February 12, 2009.

Non-GAAP Results and Guidance

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of our current core business or future outlook. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. Teradyne’s earnings per share guidance for the first quarter of 2009 is only provided on a non-GAAP basis due to the difficulty in forecasting and quantifying the amounts that would be required to be included in the comparable GAAP measure for all restructuring and other charges, net, as well as intangible asset amortization expense. Although Teradyne expects certain known charges in the first quarter, including approximately $25 million of estimated severance charges, other additional restructuring charges and intangible asset amortization expense are dependent on unknown factors and future events which make it difficult to forecast and quantify such amounts. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2008, Teradyne had sales of $1.1 billion and currently employs about 3,800 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication. Teradyne disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This release contains forward-looking statements regarding future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates including uncertainties related to the global economy in general; continued volatility and further deterioration in the financial markets, including uncertainties and disruptions in credit markets and the availability of credit; decreased product demand; delays in new product introductions; lack of customer acceptance of new products; the ability to realize synergies and cost savings from the integration of Eagle Test Systems with Teradyne’s existing operations; difficulties by management in successfully implementing the cost reduction plans; unanticipated delays in or costs and expenses relating to the implementation of the cost reduction plans; the impairment of goodwill and long-lived assets; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s annual report on Form 10-K for the fiscal year ending December 31, 2007.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2008

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Year Ended:
	December 31, 2008	September 28, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net Revenue (1)	$194,767	$297,255	$260,416	$1,107,042	$1,102,280
Cost of Revenues (2)(3)(4)	116,856	169,325	141,846	608,850	588,847

Gross Profit	77,911	127,930	118,570	498,192	513,433

Operating Expenses:
Engineering and Development (1)(4)	52,189	52,969	50,420	216,461	204,344
Selling and Administrative (1)(4)	58,491	58,614	60,789	247,789	248,096
Acquired Intangible Asset Amortization	6,962	5,034	847	20,633	3,667
In-process Research and Development	500	—	—	1,600	16,700
Restructuring and Other, net (5)	9,675	28,589	(355)	62,775	(659)

Operating Expenses	127,817	145,206	111,701	549,258	472,148
(Loss)/Income from Operations	(49,906)	(17,276)	6,869	(51,066)	41,285
Interest & Other, net (6)	(6,097)	(3,111)	8,088	(1,678)	37,958

(Loss)/Income from Continuing Operations Before Income Taxes	(56,003)	(20,387)	14,957	(52,744)	79,243
Income Tax Provision/(Benefit)	(693)	3,070	(2,196)	12,577	7,360

(Loss)/Income from Continuing Operations	(55,310)	(23,457)	17,153	(65,321)	71,883
Income/(Loss) from Discontinued Operations Before Income Taxes	—	768	(449)	768	6,346
Income Tax Provision	—	—	—	—	518

Income/(Loss) from Discontinued Operations	—	768	(449)	768	5,828
Net (Loss)/Income	$(55,310)	$(22,689)	$16,704	(64,553)	$77,711

(Loss)/Income per Common Share from Continuing Operations:
Basic	$(0.33)	$(0.14)	$0.10	$(0.38)	$0.39

Diluted	$(0.33)	$(0.14)	$0.10	$(0.38)	$0.39

Net (Loss)/Income per Common Share:

Basic	$(0.33)	$(0.13)	$0.10	$(0.38)	$0.42

Diluted	$(0.33)	$(0.13)	$0.10	$(0.38)	$0.42

Weighted Average Common Shares—Basic	169,197	168,769	173,498	170,593	184,020

Weighted Average Common Shares—Diluted	169,197	168,769	173,829	170,593	185,374

Net Orders	$169,404	$198,072	$281,995	$996,471	$1,107,855

(1)	For the quarter and the year ended December 31, 2008, Net Revenue excluded $3.0 million of Eagle Test revenue that would otherwise be recognized except for purchase accounting effects on acquired deferred revenue. For the quarter and the year ended December 31, 2008, Engineering and Development and Selling and Administrative included $1.5 million and $3.0 million, respectively, of Eagle Test expenses.

(2)	For the year ended December 31, 2008, Cost of Revenues included a provision for excess inventory in the Semiconductor Test Division of $24.0 million.

(3)	For the quarter and the year ended December 31, 2008, and for the quarter and the year ended December 31, 2007, Cost of Revenues included credits of $1.0 million, $2.4 million, $0.6 million and $1.1 million, respectively, related to previously written down inventory in the Semiconductor Test Division. For the quarter and year ended December 31, 2008, Cost of Revenues also included an added cost of $0.7 million and $5.0 million, respectively, for Eagle Test and Nextest inventory step-up as a result of purchase accounting.

(4) Includes the following amounts related to stock-based compensation:	Quarter Ended:			Year Ended:
	December 31, 2008	September 28, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cost of Revenues	$923	$796	$728	$3,480	$4,460
Engineering and Development	1,845	1,626	1,187	6,912	7,278
Selling and Administrative	3,018	2,665	1,914	11,303	11,736

	$5,786	$5,087	$3,829	$21,695	$23,474

(5) Restructuring and Other, net consists of:	Quarter Ended:			Year Ended:
	December 31, 2008	September 28, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Employee Severance	$8,853	$2,620	$519	$24,096	$6,516
Acquisition Financing Costs	822	—	—	822	—
Loss/(Gain) on Sale of Real Estate	—	22,565	—	20,883	(3,597)
Facility Related	—	3,404	1,670	16,424	1,654
Long-Lived Asset Impairment	—	—	—	550	—
Insurance Gain from Taiwan fire	—	—	(2,544)	—	(4,326)
Gain on Sale of Product Lines	—	—	—	—	(906)

	$9,675	$28,589	$(355)	$62,775	$(659)

(6)	For the quarter ended December 31, 2008, Interest and Other, net included a $7.2 million other-than-temporary impairment and realized losses of marketable securities. For the year ended December 31, 2008, Interest and Other, net included a $15.7 million other-than-temporary impairment and realized losses on marketable securities, $2.8 million gain on sale of an equity investment and $1.4 million gain on life insurance and $0.9 million foreign exchange loss.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$322,705	$562,371
Marketable Securities	—	75,593
Accounts Receivable	109,625	189,487
Inventories	168,451	80,313
Deferred Tax Assets	8,533	3,216
Prepayments and Other Current Assets	60,884	33,953

	670,198	944,933
Net Property, Plant and Equipment	298,449	352,707
Long-term Marketable Securities	51,613	104,978
Long-term Deferred Tax Assets	—	6,280
Retirement Plans Assets	—	46,396
Intangible and Other Assets	206,533	30,847
Goodwill	333,281	69,147

	$1,560,074	$1,555,288

Liabilities
Accounts Payable	61,164	57,426
Current Debt	122,500	—
Accrued Employees' Compensation and Withholdings	73,521	71,691
Deferred Revenue and Customer Advances	58,030	41,928
Other Accrued Liabilities	51,748	47,002
Income Taxes Payable	—	5,187

	366,963	223,234
Retirement Plans Liabilities	125,877	80,388
Deferred Tax Liabilities	275	—
Other Long-term Liabilities	27,565	22,492

	520,680	326,114
Shareholders' Equity	1,039,394	1,229,174

	$1,560,074	$1,555,288

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP (loss)/income and non-GAAP (loss)/income per share refer to (loss)/income from continuing operations or (loss)/income per common share from continuing operations excluding in-process research and development, restructuring and other, net, certain inventory provision reversals and fair value inventory step-up related to Nextest and Eagle Test, certain interest and other, net, and acquired intangible asset amortization, as well as applicable adjustments to profit sharing and income taxes due to these exclusions. GAAP requires that these items be included in determining (loss)/income from continuing operations. Non-GAAP (loss)/income from continuing operations (which is the basis for non-GAAP (loss)/income per share) gives an indication of Teradyne's baseline performance before gains, losses or other charges that may not be indicative of our current core business or future outlook. The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Twelve Months Ended:
(in millions, except per share data)	December 31, 2008		September 28, 2008		December 31, 2007		December 31, 2008		December 31, 2007
Net Revenues	$194.8		$297.3		$260.4		$1,107.0		$1,102.3

Gross Margin—GAAP (1)	$77.9	40.0%	$127.9	43.0%	$118.6	45.5%	$498.2	45.0%	$513.4	46.6%
Inventory step-up reversal (2)	0.7		—		—		5.0		—
Inventory provision reversal (3)	(1.0)		(0.5)		(0.6)		(2.4)		(1.1)

Gross Margin—non-GAAP	$77.6	39.8%	$127.4	42.9%	$118.0	45.3%	$500.8	45.2%	$512.3	46.5%

(Loss)/Income from Continuing Operations—GAAP	$(55.3)	-28.4%	$(23.5)	-7.9%	$17.2	6.6%	$(65.3)	-5.9%	$71.9	6.5%
Restructuring and other, net (4)	9.7		28.6		(0.4)		62.8		(0.7)
Acquired intangible asset amortization	7.0		5.0		0.8		20.6		3.7
Inventory step-up reversal (2)	0.7		—		—		5.0		—
In-process research and development (5)	0.5		—		—		1.6		16.7
Inventory provision reversal (3)	(1.0)		(0.5)		(0.6)		(2.4)		(1.1)
Interest and other, net (7)	5.9		5.5		—		11.4		(1.8)
Income tax adjustment (8)	—		—		—		0.2		(0.3)
Profit sharing adjustment (6)	—		—		—		(1.5)		(1.6)

(Loss)/Income from Continuing Operations—non-GAAP	$(32.5)	-16.7%	$15.1	5.1%	$17.0	6.5%	$32.4	2.9%	$86.8	7.9%

GAAP (Loss)/Income per Common Share from Continuing Operations—Basic	(0.33)		(0.14)		0.10		(0.38)		0.39

Non-GAAP (Loss)/Income per Common Share from Continuing Operations—Basic	(0.19)		0.09		0.10		0.19		0.47

GAAP and Non-GAAP Weighted Average Common Shares—Basic	169.2		168.8		173.5		170.6		184.0
GAAP (Loss)/ Income per Common Share from Continuing Operations—Diluted	(0.33)		(0.14)		0.10		(0.38)		0.39

Non-GAAP (Loss)/Income per Common Share from Continuing Operations—Diluted	(0.19)		0.09		0.10		0.19		0.47

GAAP Weighted Average Common Shares—Diluted	169.2		168.8		173.8		170.6		185.4
Non-GAAP Weighted Average Common Shares—Diluted	169.2		170.3		173.8		172.8		185.4

(1)	For the year ended December 31, 2008, Gross Margin includes a provision of $24.0 million for excess inventory in the Semiconductor Test Division.

(2)	Reversal of Nextest and Eagle Test purchase accounting inventory step-up.

(3)	Reversal of previously written down inventory for non-FLEX products in the Semiconductor Test Division.

(4) Restructuring and other, net consists of (in millions):	Quarter Ended:			Twelve Months Ended:
	December 31, 2008	September 28, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Employee severance	$8.9	$2.6	$0.5	$24.1	$6.5
Acquisition costs	0.8	—	—	0.8	—
Loss/(Gain) on sale of real estate	—	22.6	—	20.9	(3.6)
Facility related	—	3.4	1.6	16.4	1.6
Long-lived asset impairment	—	—	—	0.6	—
Insurance gain from Taiwan fire	—	—	(2.5)	—	(4.3)
Gain on sale of product lines	—	—	—	—	(0.9)

	$9.7	$28.6	$(0.4)	$62.8	$(0.7)

(5)	For the quarter and the year ended December 31, 2008, in-process research and development included a charge related to the Eagle Test acquisition and charges related to the Nextest and Eagle Test acquisitions, respectively. For the year ended December 31, 2007, in-process research and development included a charge related to the acquisition of enabling test technology from MOSAID Technologies.

(6)	Profit sharing adjustment for non-GAAP items.

(7)	For the quarter ended December 31, 2008, Interest and Other, net included other-than-temporary impairment and realized losses of marketable securities and reversal of the charge for acquisition financing costs. For the year ended December 31, 2008, Interest and Other, net included other-than-temporary impairment and realized losses of marketable securities, reversal of the charge for acquisition financing costs, gain on sale of an equity investment and gain on life insurance. For the year ended December 31, 2007 Interest and Other, net included gain for the recognition of fair value of an asset related to an equity investment.

(8)	Income tax adjustment for non-GAAP items.

For press releases and other information of interest to investors, please visit Teradyne's homepage on the World Wide Web at http://www.teradyne.com.

Contact:

Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations